Exhibit 99

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS SEPTEMBER RETAIL SALES OF $357.6
MILLION AS COMPARABLE STORE SALES DECREASE 2.1%

COMPANY REVISES THIRD AND FOURTH QUARTER GUIDANCE

COMPANY ANNOUNCES PLAN TO PURSUE A NEW $500 MILLION REVOLVING
CREDIT FACILITY AND RETIRE SENIOR NOTES

Columbus, Ohio – October 6, 2004 – Big Lots, Inc. (NYSE: BLI) today reported retail sales for the five weeks ended October 2, 2004 of $357.6 million, a 2.9% increase compared to retail sales of $347.6 million for the same period in fiscal 2003. Comparable store sales for all stores that have been open at least two years as of the beginning of the fiscal year decreased 2.1% in September with the value of the average basket increasing 2.0% compared to last year and the number of customer transactions decreasing 4.1%.

Retail sales increased 2.9% to $646.8 million for the nine week quarter to date period ended October 2, 2004, compared to $628.5 million for the same period in fiscal 2003. Comparable store sales decreased 2.1% for the quarter to date period with the value of the average basket increasing 1.1% and the number of customer transactions decreasing 3.2%.

For the thirty-five week year to date period ended October 2, 2004, retail sales increased 5.5% to $2,639.0 million, compared to $2,501.6 million for the same period in fiscal 2003. Comparable store sales increased 0.6% for the year to date period with the value of the average basket increasing 2.1% and the number of customer transactions decreasing 1.5%.

Retail sales statistics are as follows:

				Comparable		2004 Comparable
	Retail Sales ($ in millions)			Store Sales		Store Sales Detail
	2004	2003	Change	2004	2003	Customers	Basket
September	$357.6	$347.6	2.9%	-2.1%	5.2%	-4.1%	2.0%
Quarter to Date	$646.8	$628.5	2.9%	-2.1%	5.0%	-3.2%	1.1%
Year to Date	$2,639.0	$2,501.6	5.5%	0.6%	2.8%	-1.5%	2.1%

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Commenting on the monthly sales results, Michael J. Potter, Chairman and Chief Executive Officer stated, “September sales were disappointing as the difficult economic environment continues to challenge our core customers. The softness in sales and customer traffic continues to be broad-based impacting all regions of the country and most major merchandise categories. However, we were encouraged by the average basket growth as several of our merchandising initiatives appear to be having a positive impact. Strong branded closeouts delivered improvements in key categories such as home decorative and hardlines.”

Looking forward to October and the fourth quarter, Mr. Potter added, “After four consecutive months of challenging economic conditions, we are cautious that these difficult times may persist for our core customers for the balance of the year. Accordingly, we have adjusted our forward looking sales and earnings guidance to reflect these customer traffic trends. We expect our positive momentum in the average basket to continue as our discretionary merchandise assortment becomes more need based during the holiday season. Our seasonal and toy assortments are well-positioned to offer a great value to our customer, and the turnaround of our home decorative business is well underway.”

Big Lots now estimates comparable store sales for the month of October will be flat to slightly negative and third quarter comparable store sales will decline in the low single digits. The Company anticipates the shortfall in sales will be partially offset by SG&A expenses which continue to trend favorable to plan. Based on the combination of these factors coupled with the $0.05 charge related to the early retirement of the Company’s senior notes discussed later in this release, the Company now estimates results from continuing operations for the third fiscal quarter to be in the range of a loss of $0.18 to $0.22 per share.

While the holiday selling season is unique compared to the first three quarters, the Company believes it is likely that its core customer will continue to be impacted by economic pressures during the fourth quarter. Therefore, the Company estimates comparable store sales will be in a range of flat to up 4%. Based on this revised sales guidance, the Company expects net income from continuing operations for the fourth quarter to be in the range of $0.67 to $0.74 per share. This guidance assumes the anticipated shortfall in sales will be partially offset by SG&A and interest expense savings and lower shares outstanding due to the completion of its $75 million share repurchase program during the second quarter of this year.

For the full year, the Company expects net income from continuing operations to be in the range of $0.45 to $0.53 per share based on a comparable store sales result in a range of flat to up 2%. The Company’s detailed guidance is provided in the attached table.

Speaking to the opportunities in merchandising, Mr. Potter said, “With the majority of this year’s key business initiatives completed, our merchant team is energized and focused on delivering branded closeouts to our stores. We have fewer moving parts in our business going forward which should allow our entire merchandising team to simplify and focus on what has always made this business strong – sourcing great closeout deals. In addition to our customary closeout channels, we will be more aggressive in sourcing closeout merchandise and other related assets through bankruptcies, liquidations, and insurance claims. This exciting market for closeouts will be facilitated through our new, wholly owned subsidiary, Big Lots Capital and will be led by a new VP of Merchandising in this area.”

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

In a Form 8-K filed on September 29, 2004, the Company announced its intention to retire all senior notes outstanding. In conjunction with this action, the Company today announced plans to replace its existing $300 million revolving credit facility with a new, 5-year, $500 million revolving credit facility. This new facility is anticipated to be unsecured and used to satisfy current bank facility borrowings, retire the senior notes, fund seasonal working capital needs, and for other general corporate purposes. The Company expects to complete these transactions by the end of the third quarter. The Company estimates the make whole premium and write-off of unamortized fees related to the early retirement of the senior notes will result in a charge of $0.05 per share in the third quarter, partially offset by interest expense savings of $0.01 per share in the fourth quarter.

Commenting on the new capital structure, Mr. Potter noted, “In a favorable lending market, our strong balance sheet and credit quality created a unique opportunity to secure long-term commitments from our core banking partners while maintaining the necessary flexibility to accomplish our long-term strategic goals. The revolving nature of the facility will allow us to efficiently manage our strong cash flow while meeting our seasonal liquidity needs. We believe this decision makes good economic sense and will result in significant interest savings in future years.”

Big Lots, Inc. is the nation’s largest broadline closeout retailer. The Company operates a total of 1,490 stores in 46 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online purchasing at www.biglotswholesale.com. The Company’s website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS FOR PURPOSES OF “SAFE HARBOR” PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company wishes to take advantage of the “safe harbor” provisions of the Act.

This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” “will,” and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.

The Company’s ability to achieve the results contemplated by forward-looking statements are subject to a number of factors, any one or a combination of, which could materially affect the Company’s business, financial condition, results of operations, or liquidity. These factors may include, but are not limited to:

•	the Company’s ability to source and purchase merchandise on favorable terms;

•	the ability to attract new customers and retain existing customers;

•	the Company’s ability to establish effective advertising, marketing, and promotional programs;

•	economic and weather conditions which affect buying patterns of the Company’s customers;

•	changes in consumer spending and consumer debt levels;

•	the Company’s ability to anticipate buying patterns and implement appropriate inventory strategies;

•	continued availability of capital and financing on favorable terms;

•	competitive pressures and pricing pressures, including competition from other retailers;

•	the Company’s ability to comply with the terms of its credit facilities (or obtain waivers for non-compliance);

•	interest rate fluctuations and changes in the Company’s credit rating;

•	the creditworthiness of the purchaser of the Company’s former KB Toys business;

•	the Company’s indemnification and guarantee obligations with respect to approximately 390 KB Toys store leases and other real property, some or all of which may be rejected or materially modified in connection with the pending KB Toys bankruptcy proceedings, as well as other potential liabilities arising out of the KB Toys bankruptcy;

•	litigation risks and changes in laws and regulations, including changes in accounting standards and tax laws;

•	transportation and distribution delays or interruptions that adversely impact the Company’s ability to receive and/or distribute inventory;

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

•	the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

•	the effect of fuel price fluctuations on the Company’s transportation costs;

•	interruptions in suppliers’ businesses;

•	the Company’s ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

•	the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

•	the effect of international freight rates on the Company’s profitability;

•	delays and costs associated with building, opening, and modifying the Company’s distribution centers;

•	the Company’s ability to secure suitable new store locations under favorable lease terms;

•	the Company’s ability to successfully enter new markets;

•	delays associated with constructing, opening, and operating new stores;

•	the Company’s ability to attract and retain suitable employees; and

•	other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, in its press releases, and in other communications.

The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, or results of operations. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition, and results of operations. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and filings made with the Securities and Exchange Commission.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS
2004 GUIDANCE
RANGE OF EXPECTATIONS
(Revised October 6, 2004)

		Comps	Gross Margin Rate	SG & A Rate	E.P.S
Annual	2004 @ 10/06	0% - 2%	41.0% - 41.4%	38.5% - 38.9%	$0.45 - $0.53	(a)
	2004 @ 7/08	Low-Single			$0.65 - $0.71
	2004 @ 2/25	Mid-Single	41.3% - 41.7%	37.8% - 37.4%	$0.80 - $0.86
	2003	3.4%	41.8%	38.3% (b)	$0.73	(b)
Q1	2004	2.7%	41.2%	39.8%	$0.06
	2003	1.0%	42.0%	39.7%	$0.09
Q2	2004	0.2%	40.8%	41.6%	($0.06)
	2003	3.4%	41.3%	41.2% (b)	($0.01	) (b)
Q3	2004 @ 10/06	Negative Low Single	40.5% - 40.9%	42.9% - 42.5%	($0.18) - ($0.22	) (a)
	2004 @ 7/08	Low-Single			($0.04) - ($0.08)
	2004 @ 2/25	Mid-Single	41.0% - 41.4%	40.9% - 40.5%	($0.01) - $0.03
	2003	4.3%	41.4%	41.9% (b)	($0.04	) (b)
Q4	2004 @ 10/06	0% - 4%	41.6% - 42.2%	33.0% - 32.3%	$0.67 - $0.74	(a)
	2004 @ 2/25	Mid-Single	42.2% - 42.6%	32.4% - 32.0%	$0.73 - $0.77
	2003	4.7%	42.5%	32.6% (b)	$0.70	(b)

(a) Includes $0.05 charge in the third quarter and $0.01 benefit in the fourth quarter related to the expected retirement of senior notes during the third quarter of fiscal 2004

(b) Excludes KB Toys matters and litigation charges related to the Company’s California wage and hour settlement.

Fiscal Year	Basis Point Change - 2004 to 2003
Annual	(40) -	(80)	20 - 60
Q1	(80)		10
Q2	(50)		40
Q3	(50) -	(90)	60 - 100
Q4	(30) -	(90)	(30) - 40